Exhibit 99.1

Storage Computer Enters Cross Licensing Agreement Galactic Computing Deal Valued at $2 Million

    NASHUA, N.H.--(BUSINESS WIRE)--Dec. 8, 2004--Storage Computer Corporation (AMEX:SOS), (www.storage.com), a provider of high-performance storage and data delivery software systems, today announced that it has signed a source code license and cross license agreement for the CyberVSA Storage Operating System with Galactic Computing of Shenzhen China, a subsidiary of Shell Electric Mfg (Holdings) Ltd.
    Under the agreement, Galactic will embed Storage Computer's intellectual property and software into its world leading Supercomputing Blade Systems. Galactic will also provide research and development resources for Storage Computer's next generation CyberVSA storage management products.
    Dr. Steve Chen, CEO of Galactic stated "Embedding Storage Computer's advanced virtualization and replication engines into our systems will create seamless computing and new advanced storage virtualization that will accelerate overall performance and provide continuous computing as a powerful supercomputing blade platform for information utility service grids in both scientific and commercial applications, and a distinct competitive advantage for Galactic. CyberVSA also has a broad set of features and management tools to compliment, enhance, and tightly integrate with our EngineOS as a single system management layer for supercomputing blades systems".
    Sean Murphy, VP of Product Development at Storage Computer commented "This agreement provides the engineering resources to move rapidly along our VSA road map with the next product to be completed in the April '05 timeframe, and the existing map finished by the end of the year. I believe these products have the potential to be definitive in the Virtualization, SAN and IP SAN market spaces."
    "We are rapidly developing market momentum with product evaluations at major prospect sites. This agreement enhances our ability to deliver next generation storage management products that give our OEM, integrator, and VAR customers first to market and best of breed advantages to their storage solution sales." said Ted Goodlander, CEO of Storage Computer.

    About Galactic Computing (Shenzhen) Limited

    Galactic Computing (Shenzhen) Limited specializes in research, design, manufacture, sales and marketing for a new generation of supercomputing blade system. A recent Galactic supercomputing blade system installed at a Biomedical Supercomputing Research Center at Beijing, China exceeded one trillion floating-point operations per second (Teraflops) performance placing it among the Top 500 supercomputers in the world. The company is a subsidiary of Shell Electric Mfg. (Holdings) Co. Ltd. Listed on the Hong Kong Stock Exchange. http://www.smc.com.hk. Galactic's research and development center is located in Shenzhen, China. http://www.galacticcomputing.com.

    About Dr. Steve Chen

    Steve Chen CEO, Vice Chairman, and Founder of Galactic Computing is a widely recognized scientist and supercomputer architect. His prior works include Chief Architect of Cray Research's most successful parallel supercomputers Cray XMP and YMP, and his own start up, Supercomputer Systems Inc. Dr. Chen is a member of U.S. National Academy of Engineering and American Academy of Arts and Sciences, and has served on Storage Computer's Board of Directors since 1996. Additional information about Dr. Chen can be found in recent articles in the New York Times http://www.nytimes.com, in Newsweek magazine, and at http://www.cs.uiuc.edu/news/alumni/fa98/chen.html

    About Storage Computer Corporation

    Storage Computer Corporation (AMEX:SOS): Pioneers in RAID technology, Storage Computer Corporation is a provider of high performance storage software solutions focused on developing advanced storage architectures within the SAN, NAS, DAS, and iSCSI markets to address the needs of high-bandwidth and other "performance-impaired" applications. Storage Computer's technology supports a variety of applications including High Performance Compute Clusters, advanced database activities, wide area networked storage and sophisticated business continuity topologies.
    http://www.storage.com.

    Forward-Looking Statements. This press release contains forward-looking statements to future events or future financial performance that involves risks and uncertainties. The forward-looking statements in this press release address a variety of subjects, including without limitation, future business prospects and products. These statements are made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by Storage Computer Corporation with the Securities and Exchange Commission, including our most recent reports on Form 10-K and 10-Q.

    CONTACT: Storage Computer Corporation
             Michael J. O'Donnell, 603-880-3005
             ir@storage.com